Exhibit 99.2 Earnings Presentation First Quarter 2020

Forward Looking Statement Disclosure Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms; 2

Forward Looking Statement Disclosure • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2019, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement. 3

1Q 2020 Results

118th Consecutive Quarter of Profitability

Profitability

- Net income = $28.6 million or $0.29 per diluted share. Adjusted[1] net income = $30.7 million or $0.31 per diluted share[2]
- Return on average assets = 0.79%. Adjusted[1] return on average assets = 0.85%
- Return on average shareholders' equity = 5.21%. Adjusted[1] return on average shareholders' equity = 5.59%
- Return on average tangible common equity = 9.71%[1]. Adjusted[1] return on average tangible common equity = 10.41%

Income Statement

- Net interest income = $114.3 million
- Net interest margin of 3.71% on a GAAP basis; 3.77% on a fully tax equivalent basis[1]
- Noninterest income = $35.4 million
- Noninterest expense = $89.7 million; $87.2 million[1] as adjusted
- Efficiency ratio = 59.91%. Adjusted [1] efficiency ratio = 58.19%
- Effective tax rate of 17.1%. Adjusted [1] effective tax rate of 17.4%

Balance Sheet

- EOP assets increased $545.9 million compared to the linked quarter to $15.1 billion
- EOP loans increased $106.2 million compared to the linked quarter to $9.3 billion
- Average deposits increased $11.6 million compared to the linked quarter to $10.2 billion
- EOP investment securities increased $69.0 million compared to the linked quarter

Asset Quality

- Provision expense = $23.9 million. Net charge-offs = ($0.9) million. NCOs / Avg. Loans = (0.04%) annualized
- Nonperforming Loans / Total Loans = 0.76%. Nonperforming Assets / Total Assets = 0.48%
- ACL / Nonaccrual Loans = 296.51%. ACL / Total Loans = 1.55%. Classified Assets / Total Assets = 0.83%

Capital

- Total capital ratio = 13.54%
- Tier 1 common equity ratio = 11.27%
- Tangible common equity ratio = 8.25%
- Tangible book value per share = $11.82

FIRST
first financial bancorp

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.
[2] See Slide 6 for Adjusted Earnings detail.

4

1Q 2020 Highlights Quarterly earnings impacted by elevated provision expense Adjusted1 earnings per share - $0.31 Adjusted1 return on assets – 0.85% Adjusted1 return on average tangible common equity – 10.41% Loan and deposit growth in line with expectations Loan balances increased $106.2 million compared to the linked quarter; 4.6% on an annualized basis; no material increase in line utilization Average checking deposit balances increased 7.1% year over year Net interest margin (FTE) stronger than expected given 150 bp decline in interest rates 12 bp decline driven by declining asset yields, fewer loan fees and lower purchase accounting accretion; partially offset by favorable shift in funding costs Strong fee income Strong performance from Bannockburn resulted in $10.0 million of foreign exchange income Record trust and wealth management fees Core expenses in line with expectations Adjusted1 noninterest expense of $87.2 million; adjusted for $1.0 million contribution to fund COVID-19 relief in our footprint and approximately $1.5 million of other non-recurring costs such as merger-related and branch consolidation costs Higher salaries and benefits driven by seasonal tax expense, elevated healthcare costs and incentive compensation related to foreign exchange and client derivative income Elevated Allowance for credit loss (ACL) and provision expense reflects adoption of CECL and COVID-19 impact on expected lifetime losses Adopted CECL as of January 1 Loans and leases - ACL of $143.9 million or 1.55% of total loans; $23.9 provision expense Unfunded Commitments - ACL of $14.3 million; $1.6 million provision expense Substantially all of first quarter provision expense related to expected economic impact from COVID-19 Strong Capital ratios and Liquidity Total capital of 13.54%; Tier 1 common equity of 11.27%; Tangible common equity of 8.25% Tangible book value decreased to $11.82 primarily due to the adoption of CECL Repurchased 880,000 shares during the quarter; suspended share buybacks on March 13th Ample liquidity, with $4.6 billion of funding capacity 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 5

Adjusted[1] Net Income

The table below lists certain adjustments that the Company believes are significant to understanding our quarterly performance.

	1Q 2020			4Q 2019		
	As Reported	Adjusted		As Reported	Adjusted	
Net interest income	$ 114,282	$ 114,282		$ 118,902	$ 118,902	
Provision for credit losses-loans and leases	$ 23,880	$ 23,880		$ 4,629	$ 4,629	
Provision for credit losses-unfunded commitments	$ 1,568	$ 1,568		$ -	$ -	
Noninterest income	$ 35,384	$ 35,384		$ 36,768	$ 36,768	
less: gains (losses) on investment securities	-	(157)	A	-	(56)	A
Total noninterest income	$ 35,384	$ 35,541		$ 36,768	$ 36,824	
Noninterest expense	$ 89,666	$ 89,666		$ 93,064	$ 93,064	
less: severance and merger-related expenses	-	329	A	-	693	A
less: historic tax credit investment write-down	-	-		-	2,862	A
less: COVID-19 donations and costs	-	1,011	A	-	-	
less: other	-	1,139	A	-	1,740	A
Total noninterest expense	$ 89,666	$ 87,187		$ 93,064	$ 87,769	
Income before income taxes	$ 34,552	$ 37,188		$ 57,977	$ 63,328	
Income tax expense	$ 5,924	$ 5,924		$ 9,300	$ 9,300	
less: tax effect of executive compensation	-	-		-	747	
plus: after-tax impact on of historic tax credit write-down @ 21%	-	-		-	2,261	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	554		-	1,124	
Total income tax expense	$ 5,924	$ 6,478		$ 9,300	$ 11,938	
Net income	$ 28,628	$ 30,710		$ 48,677	$ 51,390	
Net earnings per share - diluted	$ 0.29	$ 0.31		$ 0.49	$ 0.52	
Pre-tax, pre-provision return on average assets	1.66%	1.73%		1.72%	1.86%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
first financial bancorp

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Profitability Diluted EPS Return on Average Assets 1.63% 1.54% $0.58  $0.56  1.38% 1.41% $0.52  $0.48  0.85% $0.31  1.50% 1.41% $0.53 1.33% 1.34% $0.47 $0.51 $0.49 0.79% $0.29 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1 Diluted EPS Adjusted EPS 1 ROA Adjusted ROA Return on Avg Tangible Common Equity Efficiency Ratio 18.87% 17.67% 59.8% 59.9% 16.45% 16.73% 58.2% 55.7% 56.4% 52.9% 53.8% 52.0% 51.7% 50.3% 10.41% 15.95% 17.33% 16.15% 15.84% 9.71% 1Q19 2Q19 3Q19 4Q19 1Q20 1 1Q19 2Q19 3Q19 4Q19 1Q20 ROATCE Adjusted ROATCE Efficiency Ratio Adjusted Efficiency Ratio 1 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 7

Net Interest Margin Net Interest Margin (FTE) 1Q20 NIM (FTE) Progression 4Q19 3.89% Asset yield -0.16% 4.10% 4.04% 3.96% Asset mix 0.01% 0.23% 3.89% 0.23% 0.21% 3.77% 0.11% Loan fees -0.04% 0.12% 0.21% 0.15% 0.16% 0.14% 0.10% Funding costs 0.13% 3.76% 3.69% 3.60% Purchase accounting -0.05% 3.54% 3.51% Funding mix -0.01% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q20 3.77% Basic Margin (FTE) Loan Fees Purchase accounting 8

Average Balance Sheet Average Loans Average Deposits 5.69% 5.73% 5.58% 0.82% 0.78% 0.80% 0.74% 5.33% 0.64% 5.04% $8,853 $9,014 $9,149 $9,221 $8,773 $10,068 $10,096 $10,018 $10,222 $10,234 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 1 Gross Loans Loan Yield (Gross) Total Deposits Cost of Deposits Average Securities 3.44% 3.29% 3.21% 3.16% 3.04% $3,356 $3,409 $3,291 $3,103 $3,116 1Q19 2Q19 3Q19 4Q19 1Q20 Average Investment Securities Investment Securities Yield All dollars shown in millions 1 Includes loans fees and purchase accounting accretion 9

Loan Portfolio Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) Total $9.3 Billion ICRE $115.1 $457  Commercial $4.7 $609  5% 7% Small Business Banking ‐$25.2 $1,129  $3,466  12% 37% Consumer $3.1 Mortgage $8.8 $868  9% Oak Street $14.4 $1,063  Franchise ‐$11.0 11% $1,716  19% Other ‐$3.7 ICRE Commercial Small Business Banking Consumer Mortgage Oak Street Total growth/(decline):  Franchise $106.2 million All dollars shown in millions 10

Deposits Deposit Product Mix (Avg) 1Q20 Average Deposit Progression Total $10.2 billion                                     Interest‐bearing demand $26.9 Noninterest‐bearing $22.0 $1,602  $1,394  16% 13% Savings $12.4 $703  7% Money Markets ‐$11.4 $2,497  $1,401  24% Retail CDs ‐$37.4 14% Brokered CDs $20.6 $1,744  $893  17% 9% Public Funds ‐$21.5 Interest‐bearing demand Noninterest‐bearing Savings Money Markets Total growth/(decline):    $11.6 million Retail CDs Brokered CDs Public Funds All dollars shown in millions 11

Noninterest Income Noninterest Income 1Q20 Highlights Total $35.4 million $10.0 million of foreign exchange income; $3,880  a $4.0 million, or 65.7%, increase from 11% $8,435  4Q19 24% $2,831  8% Continued momentum with $3.1 million of client derivative fees Record trust and wealth management fees $4,469  of $4.5 million 13% $9,966  28% $2,698  7% $3,105  9% Service Charges Wealth Mgmt Bankcard Client derivatives Foreign exchange income Gains from sales of loans Other All dollars shown in thousands 12

Noninterest Expense Noninterest Expense 1Q20 Highlights Total $89.7 million Includes $1.0 million contribution to First Financial Foundation for COVID-19 relief $13,231  15% $1.5 million related to other non-recurring expenses such as merger related and $2,792  3% branch consolidation costs $2,275  3% $6,389  Salaries and benefits impacted by seasonal 7% payroll tax increase, elevated healthcare costs and incentive compensation related $54,822  $10,157  61% to foreign exchange and client derivative 11% income Salaries and benefits Occupancy and equipment Data processing Professional services Intangible amortization Other All dollars shown in thousands 13

Current Expected Credit Losses – Loans and Leases

ACL/Total Loans



0.64%
0.69%
0.62%
0.63%
1.29%
1.55%
$56.7
$61.5
$56.6
$57.7
$119.2
$143.9
1Q19
2Q19
3Q19
4Q19
1/1/2020 1
1Q20 1
Allowance for Credit Losses
ACL / Total Loans

ACL by Loan Type

	12/31/2019	1/1/2020	3/31/2020
Loans			
Commercial and industrial	$ 18,584	$ 28,485	$ 45,409
Lease financing	971	1,089	1,494
Real estate -construction	2,381	13,960	13,511
Real estate - commercial	23,579	47,697	53,155
Real estate - residential	5,299	10,789	11,284
Home equity	4,787	13,217	14,827
Installment	392	1,193	1,238
Credit card	1,657	2,726	2,967
ACL-loan and lease losses [1]	$ 57,650	$ 119,155	$ 143,885
ACL-unfunded commitments [1]	$ 585	$ 12,740	$ 14,308

1Q20 Highlights

- Adoption impact
  - $119.2 million, an increase of $61.5 million from 12/31/19
  - Day 1 increase driven by acquired loans and life of loan expectations compared to the incurred loss model
- March 31 CECL highlights:
  - $143.9 million, or 1.55% of loan balances
  - $23.9 million provision expense substantially driven by expected economic impact of COVID-19
  - Utilizes final March Moody's baseline forecast in quantitative model, which considers both COVID-19 and the economic stimulus
  - $14.3 million ACL – unfunded commitments; $1.6 million provision expense

[1] Beginning January 1, 2020, calculation is based on current expected credit loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology.

All dollars shown in thousands

FIRST
first financial bancorp

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Asset Quality Classified Assets / Total Assets Nonperforming Assets / Total Assets 1.01% 1.02% 0.92% 0.60% 0.62% 0.56% 0.83% 0.42% 0.48% 0.62% $142.0 $147.8 $132.5 $124.5 $90.2 $83.9 $80.8 $72.2 $89.3 $61.6 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Classified Assets Classified Assets / Total Assets NPAs NPAs / Total Assets Net Charge Offs & Provision Expense 0.64% $23.9 0.45% $13.9 $14.1 0.15% 0.08% $10.2 $6.7 $5.2 $4.6 $1.8 $3.5 ‐0.04% ‐$0.9 1 1Q19 2Q19 3Q19 4Q19 1Q20 NCOs Provision Expense NCOs / Average Loans 1 Beginning January 1,2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology. All dollars shown in millions 15

Capital Tier 1 Common Equity Ratio Tier 1 Capital Ratio 12.03% 12.00% 11.52% 11.30% 11.27% 12.43% 12.40% 11.91% 11.69% 11.66% 7.00% 8.50% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Tier 1 Common Equity Ratio Basel III minimum Tier 1 Capital Ratio Basel III minimum Total Capital Ratio Tangible Common Equity Ratio 9.34% 14.24% 14.20% 9.15% 9.17% 9.07% 13.62% 13.39% 13.54% 8.25% 10.50% 1 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Tangible Common Equity Ratio Total Capital Ratio Basel III minimum 3/31 Risk Weighted Assets = $11,027,347 1 Decline related to adoption of CECL during the quarter All capital numbers are considered preliminary. 16

Capital Strategy Tangible Book Value Per Share Strategy & Deployment $12.79  Repurchased 880,000 shares in first $12.33  $12.42  $12.19  quarter; suspended share buybacks on th $11.82  March 13 6.2% annualized dividend yield Stress testing indicates sufficient capital to absorb elevated credit losses and remain above regulatory minimums Targeted dividend payout ratio remains 40 - 45% over the long term, but is 1 1Q19 2Q19 3Q19 4Q19 1Q20 subject to change based on economic conditions and Company’s financial performance Tangible Book Value per Share 1 Decline related to adoption of CECL during the quarter 17

COVID – 19 Related Information

Leading our Response We were prepared to immediately implement our Pandemic Plan and adapt our business continuity planning to navigate the evolving circumstances of our associates, clients and communities. 19

Relief Program Overview 20

Loan Portfolio C&I Loans by Industry 1 CRE Loans by Collateral 2 C&I Loans: $3.6B CRE Loans: $3.7B Real Estate Office 12% 14% Hotel/Motel Accommodation  Nursing/Assisted  11% & Food Services Living 6% 13% Manufacturing 12% Residential, 1‐4  Family Retail 3% Health Care 23% Finance &  6% Industrial Facility Insurance 3% 18% Retail Trade 5% Restaurant 3% Student Housing Agriculture 2% 5% Residential, Multi  Other Other Family 5+ 15% Other Services 16% 20% 5% Professional &  Wholesale Trade Tech 4% 4% 1 Industry types included in Other representing greater than 1% of total C&I loans include Construction, Transportation & Warehousing, Public Administration, Arts & Recreation, Waste Management, Management of Companies & Enterprises, and Educational Services. Includes owner- occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Medical Office, Warehouse, Mini Storage, Real Estate IUB Other, and Vacant Land Not Held for Development. 21

Asset Classes – Areas of Focus Loans (EOP) Areas of Focus Total $9.3 Billion Asset classes with areas of focus $455  5% Franchise: $455 million in balances, or $401  5% of total loans 4% Hotels: $401 million in balances, or 4% of total loans $846  9% Retail CRE: $846 million in balances, or 9% of total loans $7,606  82% Initiated conversations with all borrowers of size to assess immediate impact to them from COVID-19 Franchise Hotels Retail CRE All other loans All dollars shown in millions 22

Areas of Focus - Franchise Portfolio $455 million in balances or 5% of total loans Top 10 Concepts $100 25% 69% or $312 million of the portfolio has $90 secured either a payment deferral through the $80 20% $70 FFB COVID-19 relief program or a PPP loan $60 15% approval $50 Balances $40 10% % of Portfolio $30 93% of portfolio was pass rated at 3/31 (pre- $20 5% COVID-19) $10 $0 0% Domino's Burger Denny's Golden Arby's Jamba Wendy's Papa Dunkin' IHOP 9 of top 10 largest relationships include at King Corral Juice John's Donuts least some real estate collateral Balances % of Portfolio Restaurant Type Geography $155  34% Ohio Georgia New Mexico New Jersey North Carolina $138  30% Virginia $162  36% Florida Texas California Delivery Drive Thru Sit Down 0% 5% 10% 15% 20% 25% All dollars shown in millions 23

Areas of Focus - Hotel Portfolio Flag $401 million in balances or 4% of total loans $44  11% $30  $110  96% or $387 million of the portfolio has secured 8% 27% either a payment deferral through the FFB COVID-19 relief program or a PPP loan approval $69  17% Majority concentrated in Midwest Metro markets reliant on business travel vs. convention business $148  100% of portfolio was pass rated at 3/31 (pre- 37% COVID-19) Marriot Hilton IHG Choice Other Geography The current portfolio has an average LTV of 61% Underwriting practices and historical experience $92  indicate that the portfolio performs at 50% 23% occupancy rates and above $309  77% All dollars shown in millions Footprint Out of Footprint 24

Areas of Focus – Retail CRE Portfolio State $846 million in balances or 9% of total loans $250 30% 25% 52% or $437 million of the portfolio has $200 secured either a payment deferral through the 20% $150 FFB COVID-19 relief program or a PPP loan 15% Balances $100 approval 10% % of Portfolio $50 100% of portfolio was pass rated at 3/31 (pre- 5% COVID-19) $0 0% OH IN KY NY SC NC NE IL MDWVMO PA MI FL VA AL TN MS RI KS OK GA AZ MNWA Bank has focused on strong locations with Balances % of Portfolio adequately capitalized sponsors, which is essential in right sizing deals that do not Retail Properties >$3 million rebound to pre-pandemic levels. $300 75% $250 70% $200 $150 65% $100 60% $50 $0 55% Power Anchored Unanchored Other Single Lifestyle Center Strip Strip Tenant Center Balances LTV All dollars shown in millions 25

Outlook Commentary1 Loan growth expected to be in low single digits, excluding impact of PPP Balance Sheet Deposit growth expected to be in mid single digits Expected to decline due to impact of Fed rate cuts and gradually declining LIBOR Net Interest Margin NIM (FTE) expected to decline 6 - 8 bps for each 25 bps decline in rates Does not include impact of PPP Elevated provision expense expected in near term Credit Credit stress expected in back half of the year, impacted by COVID-19 Near-term fee income expected to increase due to higher mortgage revenues driven by refinance activity Noninterest income Headwinds to deposit overdraft, service charge and interchange revenues Wealth, foreign exchange and client derivative fees uncertain due to business/market disruptions Expected to be consistent with the last two quarters Noninterest Expense Near-term pause in discretionary expenditures and significant investments except where critical PPP Approved approximately $750 million of PPP loans with average fees of 3%; Incremental expenses related to the PPP program to be determined 2020 PTPPI Full year pre-tax, pre-provision earnings expected to be between $220 – $240 million, does not include impact of PPP 1 See Forward Looking Statement Disclosure on page 2 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. 26

Appendix: Non-GAAP Measures The Company’s earnings release and accompanying presentation contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 27

Appendix: Non-GAAP to GAAP Reconciliation

Net interest income and net interest margin - fully tax equivalent

	Three months ended				
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019	Mar. 31, 2019
Net interest income	$ 114,282	$ 118,902	$ 121,535	$ 122,302	$ 121,515
Tax equivalent adjustment	1,624	1,630	1,759	1,416	1,523
Net interest income - tax equivalent	$ 115,906	$ 120,532	$ 123,294	$ 123,718	$ 123,038
Average earning assets	$ 12,375,698	$ 12,288,761	$ 12,343,327	$ 12,294,911	$ 12,163,751
Net interest margin[1]	3.71 %	3.84 %	3.91 %	3.99 %	4.05 %
Net interest margin (fully tax equivalent)[1]	3.77 %	3.89 %	3.96 %	4.04 %	4.10 %

[1] Margins are calculated using net interest income annualized divided by average earning assets.

The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST
first financial bancorp

All dollars shown in thousands.

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Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	June 30, 2019	Mar. 31, 2019
Net income (a)	$ 28,628	$ 48,677	$ 50,856	$ 52,703	$ 45,839
Average total shareholders' equity	2,209,733	2,245,107	2,210,327	2,146,997	2,094,234
Less:					
Goodwill	(937,771)	(937,710)	(899,888)	(879,726)	(878,541)
Other intangibles	(75,014)	(78,190)	(51,365)	(37,666)	(39,900)
MSR's	(10,608)	(10,367)	(10,118)	(9,906)	(9,896)
Average tangible equity (b)	1,186,340	1,218,840	1,248,956	1,219,699	1,165,897
Total shareholders' equity	2,179,383	2,247,705	2,261,313	2,188,189	2,130,419
Less:					
Goodwill	(937,771)	(937,771)	(937,689)	(879,727)	(879,727)
Other intangibles	(73,258)	(76,201)	(79,506)	(36,349)	(38,571)
MSR's	(10,278)	(10,650)	(10,293)	(10,086)	(9,891)
Ending tangible equity (c)	1,158,076	1,223,083	1,233,825	1,262,027	1,202,230
Total assets	15,057,567	14,511,625	14,480,445	14,437,663	14,074,263
Less:					
Goodwill	(937,771)	(937,771)	(937,689)	(879,727)	(879,727)
Other intangibles	(73,258)	(76,201)	(79,506)	(36,349)	(38,571)
MSR's	(10,278)	(10,650)	(10,293)	(10,086)	(9,891)
Ending tangible assets (d)	14,036,260	13,487,003	13,452,957	13,511,501	13,146,074
Risk-weighted assets (e)	11,027,347	11,023,795	10,883,554	10,674,394	10,358,805
Total average assets	14,524,422	14,460,288	14,320,514	14,102,733	13,952,551
Less:					
Goodwill	(937,771)	(937,710)	(899,888)	(879,726)	(878,541)
Other intangibles	(75,014)	(78,190)	(51,365)	(37,666)	(39,900)
MSR's	(10,608)	(10,367)	(10,118)	(9,906)	(9,896)
Average tangible assets (f)	$ 13,501,029	$ 13,434,021	$ 13,359,143	$ 13,175,435	$ 13,024,214
Ending shares outstanding (g)	97,968,958	98,490,998	100,094,819	98,647,690	98,613,872
Ratios					
Return on average tangible shareholders' equity (a)/(b)	9.71%	15.84%	16.15%	17.33%	15.95%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	8.25%	9.07%	9.17%	9.34%	9.15%
Risk-weighted assets (c)/(e)	10.50%	11.09%	11.34%	11.82%	11.61%
Average tangible equity as a percent of average tangible assets (b)/(f)	8.79%	9.07%	9.35%	9.26%	8.95%
Tangible book value per share (c)/(g)	$ 11.82	$ 12.42	$ 12.33	$ 12.79	$ 12.19

All dollars shown in thousands.

FIRST
first financial bancorp

29

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q20 As Reported	1Q20 Adjusted	4Q19 As Reported	4Q19 Adjusted	3Q19 As Reported	3Q19 Adjusted	2Q19 As Reported	2Q19 Adjusted	1Q19 As Reported	1Q19 Adjusted
Net interest income (f)	$ 114,282	$ 114,282	$ 118,902	$ 118,902	$ 121,535	$ 121,535	$ 122,302	$ 122,302	$ 121,515	$ 121,515
Provision for credit losses-loans and leases (j)	23,880	23,880	4,629	4,629	5,228	5,228	6,658	6,658	14,083	14,083
Provision for credit losses-unfunded commitments (j)	1,568	1,568								
Noninterest income	35,384	35,384	36,768	36,768	33,140	33,140	34,638	34,638	26,827	26,827
less: gains (losses) on sale of investment securities		(157)		(56)		208		52		(34)
Total noninterest income (g)	35,384	35,541	36,768	36,824	33,140	32,932	34,638	34,586	26,827	26,861
Noninterest expense	89,666	89,666	93,064	93,064	86,226	86,226	84,378	84,378	78,499	78,499
less: severance and merger-related expenses		329		693		5,192		5,187		1,734
less: historic tax credit write-down @ 21%				2,862						
less: COVID-19 costs		1,011								
less: other		1,139		1,740		711		336		78
Total noninterest expense (e)	89,666	87,187	93,064	87,769	86,226	80,323	84,378	78,855	78,499	76,687
Income before income taxes (i)	34,552	37,188	57,977	63,328	63,221	68,916	65,904	71,375	55,760	57,606
Income tax expense	5,924	5,924	9,300	9,300	12,365	12,365	13,201	13,201	9,921	9,921
plus: tax effect of adjustments		554		377		926		785		388
plus: after-tax impact of historic tax credit write-down @ 35%				2,261						
Total income tax expense (h)	5,924	6,478	9,300	11,938	12,365	13,291	13,201	13,986	9,921	10,309
Net income (a)	$ 28,628	$ 30,710	$ 48,677	$ 51,390	$ 50,856	$ 55,625	$ 52,703	$ 57,389	$ 45,839	$ 47,297
Average diluted shares (b)	98,356	98,356	99,232	99,232	99,078	99,078	98,648	98,648	98,436	98,436
Average assets (c)	14,524,422	14,524,422	14,460,288	14,460,288	14,320,514	14,320,514	14,102,733	14,102,733	13,952,551	13,952,551
Average shareholders' equity	2,209,733	2,209,733	2,245,107	2,245,107	2,210,327	2,210,327	2,146,997	2,146,997	2,094,234	2,094,234
Less:										
Goodwill and other intangibles	(1,023,393)	(1,023,393)	(1,026,267)	(1,026,267)	(961,371)	(961,371)	(927,298)	(927,298)	(928,337)	(928,337)
Average tangible equity (d)	1,186,340	1,186,340	1,218,840	1,218,840	1,248,956	1,248,956	1,219,699	1,219,699	1,165,897	1,165,897
Ratios										
Net earnings per share - diluted (a)/(b)	$ 0.29	$ 0.31	$ 0.49	$ 0.52	$ 0.51	$ 0.56	$ 0.53	$ 0.58	$ 0.47	$ 0.48
Return on average assets - (a)/(c)	0.79%	0.85%	1.34%	1.41%	1.41%	1.54%	1.50%	1.63%	1.33%	1.38%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.66%	1.73%	1.72%	1.86%	1.90%	2.05%	2.06%	2.22%	2.03%	2.08%
Return on average tangible shareholders' equity - (a)/(d)	9.71%	10.41%	15.84%	16.73%	16.15%	17.67%	17.33%	18.87%	15.95%	16.45%
Efficiency ratio - (e)/((f)+(g))	59.9%	58.2%	59.8%	56.4%	55.7%	52.0%	53.8%	50.3%	52.9%	51.7%
Effective tax rate - (h)/(i)	17.1%	17.4%	16.0%	18.9%	19.6%	19.3%	20.0%	19.6%	17.8%	17.9%

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Update ‐New colors 31